MUTUAL SEPARATION AGREEMENT

between

LESAKA TECHNOLOGIES, INC

(formerly Net1 UEPS Technologies, Inc)

"the Company"

and

ALEXANDER MICHAEL RAMSAY SMITH

"the Executive"

1 DEFINITIONS

1.1 In this Agreement unless inconsistent with or otherwise by the context -

1.1.1 "Agreement" means this separation agreement and any annexures hereto.

1.1.2 "Employment Contract" means the US employment agreement concluded between the Parties on or about 27 February 2018, as amended by the Addendum executed by the Parties on or about 9 December 2021;

1.1.3 "Parties" means the Company and the Executive collectively and "Party" means either of them individually.

1.1.4 "US RCA" means the Restrictive Covenant Agreement concluded between the Parties on or about 27 February 2018, as amended by the First Amendment to the Restrictive Covenant Agreements executed by the Parties and another on or about 9 December 2021;

1.1.5 Any reference to the singular includes the plural and vice versa.

1.1.6 Any reference to natural persons includes legal persons and vice versa.

1.1.7 Any reference to gender includes the other gender.

1.2 The clause headings in this Agreement have been inserted for convenience only and shall not be taken into account if it becomes necessary to interpret this Agreement.

1.3 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

1.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to it as if it were a substantive clause in the body of the Agreement.

1.5 If any period is referred to in this Agreement by way of reference to a number of days, the days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the day shall be the next succeeding business day.

2 RECORDAL

2.1 The purpose of this Agreement is to set out the terms and conditions associated with the Executive's termination of employment due to mutual agreement between the Parties.

2.2 The Executive records that he entered into this Agreement voluntarily after having considered his position carefully and that he deems this Agreement as fair and binding.

2.3 The Parties further agree that the Executive's last day of work will be reflected up to and including 01 March 2023.

2.4 The Parties acknowledge the existence of an SA Employment Contract and an SA Restrictive Covenant Agreement between the Parties, the termination of which is covered by a separate SA Mutual Separation Agreement. This Agreement is subject to  and conditional upon the execution of the SA Mutual Separation Agreement between the Parties.

3 NOTICE PERIOD

3.1 It is hereby agreed that the Executive's notice period will run from 01 December 2022 through 1 March 2023 during which:

3.1.1 The Executive will primarily work from home but will avail himself at the Company's Head Office premises with sufficient notice (at least 24 hours); and

3.1.2 The Executive will compile sufficient handover notes regarding his various areas of oversight which he will take his successor through.

4 STOCK INCENTIVE PLAN

4.1 The Executive shall be entitled to continue holding all restricted stock in the Company awarded to him pursuant to the Company's Amended and Restated 2015 Stock Incentive Plan (the "2015 Plan") and such other equity incentive plan(s) of the Company, notwithstanding the termination of his employment with the Company.

4.2 It is agreed that any provision in the 2015 Plan or other equity incentive scheme to the effect that the vesting of such restricted stock is conditional upon the Executive being employed by the Company at that date is hereby waived. All other conditions as per the 2015 Plan and other equity incentive plan(s) will remain in force.

4.3 It is agreed that the Executive will benefit from any variation in the conditions attached to restricted stock granted to other participants with the same performance and time conditions.

5 RELEASE BY EXECUTIVE

5.1 The Executive hereby releases the Company Parties (as defined below) from all (if any) claims whether contractual, statutory or otherwise and which the Executive has or may have against the Company, its subsidiaries, parent companies, predecessors, successors, and affiliates, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities)(collectively the "Company Parties") arising out of or in connection with the Executive's employment or its termination, or as a consequence of the Executive's previous position as a director of the Company, but excluding:

5.1.1  all claims (if any) arising out of and in connection with any equity entitlements under clause 4 of this Agreement;

5.1.2 any claims arising based on the Company's breach or failure to comply with its obligations under this Agreement;

5.1.3 any claims under any directors and officers liability insurance policy maintained by the Company for the benefit of officers and directors; and

5.1.4 any indemnification rights or protections that are generally applicable to former employees, consultants, directors or officers of the Company under state or other law or the charter, articles of incorporation, or bylaws of the Company or by agreement between the Executive and the Company.

6 RELEASE BY COMPANY

In consideration for the general release by the Executive, the Company, on behalf of the Company Parties, hereby fully, forever, unconditionally and irrevocably releases and discharges Executive and each of the Executives affiliates, spouse, successors, executors, administrators, agents, heirs and assigns (together with the Executive, the "Executive Parties") from all claims, demands, causes of action, liabilities, charges, complains, actions, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, and expenses (including attorneys' fees and costs), of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, that any of the Company Parties ever had or now have against any or all of the Executive Parties, however originating or existing, from the beginning of time through to March 1, 2023, including, but not limited to, any and all claims arising out of or relating to the relationship between the Executive and the Company, the services performed by the Executive for the Company, the Executive's cessation of services to the Company, or otherwise. Notwithstanding anything in this Agreement to the contrary, the claims released in this clause 6 (the "Company Released Claims") do not include, and nothing contained herein shall operate to release any of the Executive's promises and obligations under this Agreement, the US RCA or with respect to any fraud or gross negligence of the Executive in the performance of his duties. The Company hereby covenants, promises and agrees not to, and agrees to cause each of the other Company Parties not to, bring any action or claim, legal, equitable or otherwise, asserting or relating to any Company Released Claims (i) in any court of any jurisdiction or in any agency or other unit of any governmental authority, local, state, national or foreign, (ii) with any arbitral body, forum or arbitration tribunal, or (iii) in any mediation proceeding, against any of the Executive Parties; provided, however, that the foregoing covenant not to sue shall not apply to or prohibit enforcement of the terms of this Agreement.

7 INDEMNIFICATION

The parties acknowledge and agree that, notwithstanding the termination of the Executive's employment pursuant hereto, the provisions of the Indemnification Agreement, dated September 7, 2022 will continue in full force and effect according to its terms.

8 CONFIDENTIALITY, NON-DISPARAGMENT AND RESTRICTIVE COVENANTS

8.1 The Parties agree that the information concerning reasons for the separation and any benefits received by the Executive in terms of this Agreement are to be always treated as confidential.

8.2 In particular, this Agreement and the terms of negotiation preceding the signature of this Agreement must not be disclosed to any unauthorised persons other than the Parties' respective legal and financial representatives.

8.3 The Parties acknowledge and agree that, notwithstanding the termination of the Executive's employment pursuant hereto, the provisions of the US RCA will continue in full force and effect according to its terms.

8.4 Neither the Company nor the Executive shall make any derogatory or disparaging remarks concerning each other to any person whomsoever and further undertake not to cause any harm to the other Party's good name and reputation and not to make, whether directly or indirectly any negative or defamatory remarks about the other party.

9 GENERAL

9.1 This Agreement contains the entire agreement between the Parties as to the subject matter contained herein.

9.2 The Parties undertake to observe good faith in the implementation of this Agreement.

9.3 Neither Party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement.

9.4 This Agreement supersedes any other Agreements between the Parties relating to the termination of the Executives employment under the Employment Contract.

9.5 No Agreement to vary, amend, add or cancel this Agreement shall be of any force or effect, unless reduced to writing and signed by both Parties.

9.6 For the avoidance of doubt, this Agreement, as well as the Employment Contract and the US RCA shall be governed by and interpreted in accordance with the laws of the State of New York and, to the extent applicable, U.S. federal law, and the parties agree to submit to the jurisdiction of the state and federal courts sitting in the State of New York for all disputes hereunder.

10 SIGNATORIES

10.1 The signatories to this Agreement warrant that they are authorised to enter into this Agreement and sign same freely and voluntarily.

SIGNED AT Rosebank ON THIS THE 10th DAY OF January 2023.

/s/ Alex M.R. Smith                                                                 For: THE EXECUTIVE

ALEXANDER MICHAEL RAMSAY SMITH

SIGNED AT Rosebank ON THIS THE 11th DAY OF January 2023.

/s/ Naeem Kola                                                                          For: THE COMPANY

Duly Authorised

NAEEM KOLA